UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018 (October 18, 2018)

THE PROGRESSIVE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

440-461-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions::

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 18, 2018, The Progressive Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offer and sale of $550 million aggregate principal amount of the Company’s 4.00% Senior Notes due 2029 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and each of the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes will be issued pursuant to an Indenture, dated as of September 12, 2018, between the Company and U.S. Bank National Association, as trustee, as supplemented by a First Supplemental Indenture entered into and dated as of October 23, 2018 (the “First Supplemental Indenture”). The First Supplemental Indenture and the form of Note are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The net proceeds of the offering are estimated to be $544.5 million, after giving effect to underwriting discounts and commissions and estimated expenses of the offering. The offering of the Notes is registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File No. 333-227315) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2018 (the “Registration Statement”), which became immediately effective upon filing, and a related Prospectus Supplement dated October 18, 2018 (the “Prospectus Supplement”).

The Notes will bear interest at the rate of 4.00% per annum. Interest on the Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2019. The Notes will mature on March 1, 2029. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement and the related Prospectus that was filed as part of the Registration Statement, and in the First Supplemental Indenture and the form of Note attached hereto.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated October 23, 2018, regarding the Notes. A copy of the opinion is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The documents filed herewith are incorporated by reference into the Company’s Registration Statement on Form S-3, File Number 333-227315.

(d)	Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated as of October 18, 2018, between The Progressive Corporation, on the one hand, and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, on the other hand.

4.1	First Supplemental Indenture between The Progressive Corporation and U.S. Bank National Association, as trustee.

4.2	Form of 4.00% Senior Note due 2029.

5.1	Legal Opinion of Baker & Hostetler LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2018

THE PROGRESSIVE CORPORATION

By:	/s/ Daniel P. Mascaro
Name:	Daniel P. Mascaro
Title:	Secretary